EXHIBIT 24

POWER OF ATTORNEY

Each of the undersigned constitutes and appoints Bryan Knutson and Robert Larsen his or her true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Titan Machinery Inc. relating to the Second Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates listed below.

Signature	Title	Date

/s/ Bryan Knutson	Director, President and Chief Executive Officer (principal executive officer)	June 3, 2024
Bryan Knutson

/s/ Robert Larsen	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	June 3, 2024
Robert Larsen

/s/ Frank Anglin	Director	June 3, 2024
Frank Anglin

/s/ Tony J. Christianson	Director	June 3, 2024
Tony J. Christianson

/s/ Stan Erickson	Director	June 3, 2024
Stan Erickson

/s/ Christine Hamilton	Director	June 3, 2024
Christine Hamilton

/s/ Jody Horner	Director	June 3, 2024
Jody Horner

/s/ Richard Lewis	Director	June 3, 2024
Richard Lewis

/s/ Richard Mack	Director	June 3, 2024
Richard Mack

/s/ David J. Meyer	Director and Executive Chairman of the Board of Directors	June 3, 2024
David J. Meyer